For immediate release

ENABLE IPC ACQUIRES LEADING WISCONSIN ULTRACAPACITOR TECHNOLOGY DEVELOPER SOLRAYO

VALENCIA, Calif. – Sept. 30, 2008 – Enable IPC Corp. (OTC BB: EIPC.OB), a leading company for turning technologies into products and successfully bringing them to market, today announced that it has acquired a controlling interest in SolRayo LLC, an established Wisconsin technology company that develops ultracapacitor technology for improving the storage, delivery and usage of energy.

The SolRayo acquisition is in exchange for in kind contributions from a major grant to be announced shortly.  SolRayo is an established Wisconsin company founded by the same scientists who developed Enable IPC’s patent-pending ultracapacitor technology.  The company is currently developing new nanoparticle-based ultracapacitors for potential uses in various industrial, consumer and automotive applications.

“This acquisition is a great opportunity for both Enable IPC and SolRayo to realize our shared goals of creating nanotechnology-based enhanced ultracapacitors to support clean energy technologies,” said Dr. Mark Daugherty, CTO, Enable IPC.  “We are very excited to incorporate SolRayo’s exceptional talents into our company and have the opportunity to work with the researchers who know the technology best.  Their new ultracapacitor materials hold great potential for improving performance, as well as lowering the cost of ultracapacitors.”

Dr. Daugherty will serve as the new SolRayo President, having previously served as CEO of Virent Technologies.  SolRayo’s co-founder, Kevin Leonard, will stay on as Chief Technology Officer.

“We look forward to working with the incredible people at Enable IPC,” said Mr. Leonard.  “This development will provide us with the resources to continue the vital work of improving ultracapacitors and assisting in the worldwide energy crisis.”

Enable IPC’s ultracapacitor technology combines nanoparticles with common carbon sheets for a low cost, easy-to-implement technology that improves the performance of ultracapacitors so they can function as clean energy storage devices.  The enhanced ultracapacitors are simpler, cheaper and longer lasting than some conventional batteries, but perform just as well in many applications.

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About Enable IPC

Enable IPC (OTC BB: EIPC.OB) provides efficient, streamlined strategies for turning technologies into products and bringing them to market.  Though not limited to nanotechnology or the energy industries, Enable IPC’s growing portfolio currently includes the exclusive rights to two break-through energy technologies. The company seeks to turn technologies into products and is a transparent, fair turnkey partner for sub-licensing and joint development with other companies.  For more information, please visit www.enableipc.com.

About SolRayo

SolRayo is a Madison, Wis.-based company whose mission is to create innovative, environmentally friendly technologies that change the way the world utilizes its energy.  SolRayo’s management team has extensive experience in scientific research and development, and detailed knowledge of nanotechnology, electrochemistry, chemical engineering, environmental chemistry, water chemistry and mechanical engineering.  The company is dedicated to developing ultracapacitors for improving the storage, delivery and usage of energy.  Additional information is available at www.solrayo.com.

Forward-Looking Statements

This release contains forward-looking statements, such as "believes", "expected", “targeted” and similar terminology, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties which could cause actual results that the Company achieves to differ materially from any of the forward-looking statements.  Such risks and uncertainties, include, but are not limited to, the following: the timely development and market acceptance of products and technologies, the ability to secure additional sources of financing, the difficulties in forecasting results from development efforts, difficulties in accurately estimating market growth, the impact of changing economic conditions, business conditions in the microbattery industry and others identified in our Annual Report on Form 10-KSB, as amended, and other Securities and Exchange Commission filings.  The company undertakes no obligations to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

Investor relations for Enable IPC Corp.:

Rich Kaiser

(800) 631-8127

ir@enableipc.com

Press contacts for Enable IPC Corp.:

Jason Wonacott / Jessica Busch

Wonacott Communications, LLC

(310) 477-2871

jwonacott@wonacottpr.com / jbusch@wonacottpr.com